UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): July 28, 2014

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

As previously reported, the board of directors of Ocean Power Technologies, Inc. (the “Company”) terminated the employment of Charles F. Dunleavy as Chief Executive Officer of the Company on June 9, 2014 for cause. Mr. Dunleavy was also removed from his position as Chairman on that date. Following Mr. Dunleavy’s termination of employment and removal as Chairman, he remained a director of the Company.

On June 17, 2014, Mr. Dunleavy wrote to the Company stating that he had retained counsel to represent him in connection with an alleged wrongful termination of his employment.

On July 28, 2014, Mr. Dunleavy sent by email a resignation letter addressed to the Company’s Interim Chief Executive Officer in which he informed the Company of his resignation from the boards of directors of the Company and its subsidiaries, effective immediately. In his resignation letter, Mr. Dunleavy referenced his dispute with the Company over the termination of his employment for cause.

A copy of Mr. Dunleavy’s resignation letter is attached hereto as Exhibit 17.1. Pursuant to the requirements of Item 5.02(a) of Form 8-K, the Company has provided Mr. Dunleavy with a copy of this Form 8-K concurrent with its filing with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

17.1	Resignation Letter from Charles F. Dunleavy dated July 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: July 29, 2014	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation Letter from Charles F. Dunleavy dated July 28, 2014